SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              IVC INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
(2)   Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)   Proposed maximum aggregate value of transaction:
(5)   Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
(2)   Form, Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:

                                [IVC Letterhead]

                                                               December 14, 1998

Dear Shareholder:

      On behalf of our Board of Directors, I cordially invite you to attend the IVC Industries, Inc. Annual Meeting of Shareholders. The Annual Meeting will be held at 10:00 a.m. on January 7, 1999 at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724.

      At the Annual Meeting, shareholders will be asked to (i) elect nominees to serve as the directors of IVC for the ensuing year, (ii) approve an amendment to IVC's Certificate of Incorporation to provide that the Board of Directors shall consist of not less than seven nor more than fifteen persons, (iii) ratify the appointment of auditors of IVC to serve until the next annual meeting of shareholders, and (iv) consider such other business as may properly come before the meeting.

      Your vote is very important. Please ensure that your shares will be represented at the meeting by filling in, dating, signing, and returning your proxy card in the envelope provided even if you plan to attend the Annual Meeting. Sending us your proxy will not prevent you from voting in person at the Annual Meeting should you wish to do so.

      On behalf of your Board of Directors, thank you for your continued support and interest in IVC.

                                          Sincerely,


                                          E. Joseph Edell
                                          Chairman of the Board and
                                          Chief Executive Officer


         PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                              IVC INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

            NOTICE is hereby given that the Annual Meeting of Shareholders of IVC Industries, Inc., a Delaware corporation ("IVC"), will be held on January 7, 1999 at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724 at 10:00 a.m. for the following purposes:

      (1) To elect nominees to serve as the directors of IVC for the ensuing year;

      (2) To approve an amendment to IVC's Certificate of Incorporation to provide that the Board of Directors shall consist of not less than seven nor more than fifteen persons;

      (3) To ratify the appointment of auditors of IVC to serve until the next annual meeting of shareholders; and

      (4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

            The Board of Directors has fixed the close of business on December 7, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of such shareholders will be available during regular business hours at IVC's offices, 500 Halls Mill Road, Freehold, New Jersey 07728, on and after December 28, 1998 for inspection by any shareholder for any proper purpose.

            Whether or not you plan to attend the Annual Meeting, please fill in, date, sign and return the enclosed proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. Any shareholder attending the Annual Meeting may vote in person even if that shareholder has returned a proxy.

                                    By Order of the Board of Directors,


Freehold, New Jersey                E. Joseph Edell
December 14, 1998                   Chairman of the Board and
                                    Chief Executive Officer


                             YOUR VOTE IS IMPORTANT

      TO VOTE YOUR SHARES, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE
                IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                              IVC INDUSTRIES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

            This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IVC Industries, Inc., a Delaware corporation ("IVC" or the "Company"), for use at the Annual Meeting of Shareholders of the Company scheduled to be held on January 7, 1999 at 10:00 a.m. at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey
07724, and at any adjournments or postponements thereof. At the Annual Meeting, shareholders of record of the Company's Common Stock, par value $.01 per share, as of the close of business on December 7, 1998 (the "Record Date") will be entitled to consider and vote upon the election of directors for the ensuing year and an amendment to the Company's Certificate of Incorporation and to ratify the appointment of auditors of the Company to serve until the next annual meeting of shareholders.

            The principal executive offices of IVC are at 500 Halls Mill Road, Freehold, New Jersey 07728. This Proxy Statement and the form of proxy are being mailed to shareholders on or about December 14, 1998.

                   Revocability of Proxies and Voting Proxies

            A proxy given by a shareholder may be revoked at any time before the Annual Meeting by giving another proxy bearing a later date, by notifying the Secretary of the Company in writing of such revocation at any time before the Annual Meeting, or by attending the Annual Meeting in person and casting a ballot. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. IVC shareholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the Annual Meeting for quorum purposes, and will have the same effect as votes against the propsal to amend the Company's Certificate of Incorporation. However, they will have no effect on the votes on the other proposals. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

            If no instructions are indicated on a proxy, the proxy will be voted FOR the election of the persons nominated by the Board of Directors to serve as directors of IVC, FOR the amendment to IVC's Certificate of Incorporation and FOR ratification of the appointment of auditors. If the proposal to amend the Company's Certificate of Incorporation does not pass, the nominee for director who is not currently serving on the Board of Directors will not become a director. The Board of Directors knows of no matters, other than those described herein, that are to be presented at the Annual Meeting. If matters other than those described herein properly come before the Annual Meeting, each proxy will be voted in a manner that the members of the Board of Directors appointed to vote the proxies, in their judgment, consider to be in the best interest of IVC and its shareholders.

Voting Rights

            Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date there were 17,211,540 shares of IVC Common Stock outstanding and entitled to vote at the Annual Meeting. Each shareholder entitled to vote shall have one vote for each share of IVC Common Stock registered in such shareholder's name on the books of IVC as of the Record Date.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding shares of IVC Common Stock beneficially owned by (i) each person or group, known to the Company, who beneficially owns more than 5% of IVC Common Stock, (ii) each of the Company's directors, (iii) each executive officer named in the summary compensation table on page 8 hereof, and (iv) all officers and directors as a group as of November 23, 1998.

                     Name and Address of                Number of     Percentage
Title of Class       Beneficial Owner                    Shares        of Class
--------------       ----------------                    ------        --------
Common               E. Joseph Edell (1)               5,357,430        31.13%
                     c/o IVC Industries, Inc.
                     500 Halls Mill Road
                     Freehold, NJ 07728

Common               Andrew M. Pinkowski (2)           2,654,062        15.42%
                     c/o IVC Industries, Inc.
                     3580 N.E. Broadway
                     Portland, OR  97232

Common               I. Alan Hirschfeld (3)            2,228,689        12.95%
                     c/o IVC Industries, Inc.
                     500 Halls Mill Road
                     Freehold, NJ 07728

Common               Arthur S. Edell (4)               1,836,488        10.67%
                     c/o IVC Industries, Inc.
                     500 Halls Mill Road
                     Freehold, NJ 07728

Common               Duane J. Baxter (5)                 234,904         1.36%
                     c/o IVC Industries, Inc.
                     3580 N.E. Broadway
                     Portland, OR  97232

Common               Marc Z. Edell (6)                    96,800          .56%
                     c/o Edell & Associates
                     1776 On the Green
                     Morristown, NJ 07962

Common               Dr. Mark S. Gold (6)                 30,000          .17%
                     c/o 2002 San Marco Boulevard
                     Jacksonville, FL 32207

                     Name and Address of                Number of     Percentage
Title of Class       Beneficial Owner                    Shares        of Class
--------------       ----------------                    ------        --------
Common               Dennis E. Groat (6)                  30,000          .17%
                     c/o IVC Industries, Inc.
                     3580 N.E. Broadway
                     Portland, OR  97232

Common               David Popofsky (6)                   30,000          .17%
                     c/o Popofsky Advertising
                     60 Madison Avenue
                     New York, NY 10010

Common               All Executive Officers           12,498,373        72.62%
                       and Directors as a group
                       (9 persons) (7)

(1) Includes 1,000 shares of IVC Common Stock issuable upon exercise of warrants and 601,410 shares of IVC Common Stock owned by Beverlee Edell, the wife of E. Joseph Edell. Mr. Edell disclaims beneficial ownership of the shares owned by his wife.

(2) Includes 943,845 shares owned by his wife. Mr. Pinkowski disclaims beneficial ownership of the shares owned by his wife.

(3) Includes 50,000 shares of IVC Common Stock issuable upon exercise of stock options, 179,868 shares of IVC Common Stock owned by Susan H. Hirschfeld, the wife of I. Alan Hirschfeld, 31,194 shares of IVC Common Stock owned by Mr. Hirschfeld's minor children, and 120,000 shares owned by Two Seas Ventures, a family partnership. Mr. Hirschfeld disclaims beneficial ownership of the shares owned by his wife and children.

(4) Includes 210,000 shares of IVC Common Stock issuable upon exercise of stock options and 1,500,000 shares owned by the two Edell Family Partnerships (750,000 each).

(5) Includes 72,036 shares of IVC Common Stock issuable upon exercise of stock options.

(6) Includes 30,000 shares of IVC Common Stock issuable upon exercise of stock options.

(7) Includes 453,036 shares of IVC Common Stock issuable upon the exercise of stock options and warrants held by all executive officers and directors.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

            At the Annual Meeting, IVC shareholders will elect eight or nine persons to serve on the Board of Directors until the 2000 Annual Meeting of Shareholders or until their respective successors have been elected and shall qualify.

            The election of directors requires the affirmative vote of the holders of a plurality of the shares of IVC Common Stock present in person or by proxy at the Annual Meeting. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

            The following eight nominees are currently directors of the Company whose terms of office expire at the Annual Meeting. All of these persons have previously been elected directors of the Company by the shareholders.

Name                    Position                        Age       Director Since
----                    --------                        ---       --------------

E. Joseph Edell         Chief Executive Officer and      71            1993
                        Chairman of the Board of
                        Directors

Andrew M. Pinkowski     Vice Chairman of the Board       64            1996
                        of Directors

I. Alan Hirschfeld      Executive Vice President,        47            1995
                        Chief Financial Officer and
                        Director*

Arthur S. Edell         Director                         65            1989

Dr. Mark S. Gold        Director                         49            1996

Dennis E. Groat         Director                         57            1996

David Popofsky          Director                         64            1996

Marc Z. Edell           Director                         48            1996

* As of September 30, 1998, I. Alan Hirschfeld took a medical leave of absence. During his absence, Domenic Golato, IVC's Chief Accounting Officer, is assuming Mr. Hirschfeld's responsibilities as Chief Financial Officer.

            In addition, the Board of Directors has nominated Erwin Lehr, age 70, to serve as a director. Mr. Lehr's election to the Board of Directors is contingent upon the approval by IVC shareholders of an amendment to the Company's Certificate of Incorporation increasing the maximum number of persons who may serve on the Board to fifteen. See "Proposal 2 - Amendment to Certificate of Incorporation."

            E. Joseph Edell has been Chairman of the Board of Directors and Chief Executive Officer of IVC since the Company's merger with American. Prior to that merger, E. Joseph Edell had been president of American since 1955. Mr. Edell is the brother of Arthur S. Edell.

            Andrew M. Pinkowski has been Vice Chairman of the Board of Directors of IVC since the merger with Hall. He had previously been president and Chief Executive Officer of Hall since 1970. He joined Hall in 1969 as manager of marketing. Prior to joining Hall, he held various marketing positions with Boise Cascade, Sterling Drug and Universal Oil Products.

            I. Alan Hirschfeld, Executive Vice President and Chief Financial Officer, has been on IVC's Board of Directors since the Company's merger with American. At the time of the merger, he had been Chief Operating Officer of American. He joined American in 1987 as Chief Financial Officer. Prior to 1987, he was a partner in Grossman, Brown, Weinberg & Lawson, Certified Public Accountants, where he was employed since 1979. Prior to that time, Mr. Hirschfeld held various positions at Coopers & Lybrand, a national public accounting and consulting firm, where he was employed for six years. Mr. Hirschfeld's wife is the daughter of E. Joseph Edell. Mr. Hirschfeld currently serves on the Board of Directors of Room Plus, Inc.

            Arthur S. Edell has been on IVC's Board of Directors since 1989. He was President of IVC from 1989 to 1998. The brother of E. Joseph Edell, he has over 40 years of experience in the vitamin, pharmaceutical and health food industries in all facets of production, distribution and marketing. Since 1979, Mr. Edell has owned Healthfair Vitamin Centers, Inc., a company, which operates two health food stores in New Jersey. Mr. Edell was a 50% owner of Hitex Investments, Inc., a vitamin manufacturing company, from 1974 to 1979, and was a 50% owner of American from 1955 to 1975. In March 1995, Mr. Edell was involved in a fatal automobile accident. In connection with the accident, Mr. Edell pleaded guilty to a single count of vehicular homicide and received a five year suspended sentence.

            Marc Z. Edell has been on IVC's Board of Directors since 1996. He is an attorney who has been practicing law in New York and New Jersey for the past twenty years. He has been Managing Partner of Edell and Associates, a Morristown, NJ law firm, since 1995. From 1985 through 1995, Mr. Edell was a Partner with Budd Larner Gross in Short Hills, NJ. Mr. Edell is the son of E. Joseph Edell.

            Dr. Mark S. Gold has been on IVC's Board of Directors since 1996. He is a Professor at the University of Florida Brain Institute. Dr. Gold is a medical researcher, author and inventor. He was previously a Resident, Chief Resident and Faculty Member at the Yale University School of Medicine, and has written over 500 scientific publications and numerous professional texts. Dr. Gold currently serves on the Board of Directors of Somerset Valley Bank.

            Dennis E. Groat has been on IVC's Board of Directors since 1996. He is also a Principal of Groat and Associates, a consulting firm. He was President of Dentalogic, a dental technology business, from 1993 to 1996. From 1989 to 1993 he was President of Denar Corporation, a business specializing in precision dental instrumentation. Mr. Groat was Chief Operating Officer of Hall from 1984 to 1988. Prior to joining Hall, he held executive positions with Scherer Healthcare, Inc., R.P. Scherer Corporation and Mead Johnson Laboratories.

            David Popofsky has been on IVC's Board of Directors since 1996. He is currently President of Popofsky Advertising in New York City. He has been the creative/marketing strategist responsible for the consumer launch of various leading over-the-counter products. Mr. Popofsky is also the founder of The Retail Drug Institute at Arnold Marie College of Pharmacy, served as visiting professor for ten years in their graduate school and on the Board of Overseers for many years. In addition, he served on the Graduate School faculty of Columbia University Pharmacy School.

            Erwin Lehr was President, Chief Executive Officer and a director of Valley Fair Corp., a chain of discount drug stores in New Jersey, and L.F. Widman, Inc., a chain of health, beauty-aid and drug stores in Pennsylvania, from 1978 to 1998. He also was Chairman and a director of the Associated Chain Drug Stores.

            The Board of Directors of the Company has two standing committees: an Audit Committee, consisting of Messrs. Marc Edell, Gold and Popofsky (chairman), and a Compensation Committee, consisting of Messrs. Gold, Groat (chairman) and Popofsky. The Audit Committee is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors and reviewing the results of the audit with the officers of the Company and its auditors. The Audit Committee held 4 meetings during the fiscal year ended July 31, 1998. The Compensation Committee is charged with administering the Company's 1995 Stock Option Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company. The Compensation Committee held 3 meetings during the fiscal year ended July 31, 1998.

            During the fiscal year ended July 31, 1998, there were 3 regularly scheduled meetings of the Board of Directors and no special meetings. Each of the directors attended at least 75 percent of the aggregate number of meetings of the Board and of any committees of the Board on which he serves.

            The Company will consider for election to the Board of Directors a nominee recommended by a shareholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board of Directors, (ii) the principal occupation and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to the Secretary of the Company.

            Directors hold their offices until the next annual meeting of shareholders and thereafter until their successors have been duly elected and qualified.

Compliance with Section 16(a) of the Exchange Act

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors to file reports of ownership with the Securities and Exchange Commission ("SEC") and with NASDAQ. The Company believes that its executive officers and directors have complied with all applicable Section 16(a) filing requirements, except that the following persons filed, or will be filing, late: I. Alan Hirschfeld, two reports for four sale transactions; Marc Z. Edell, one report for four sale transactions; Andrew
M. Pinkowski, one report for one gift; and each of the non-employee directors, one report for their receipt of stock options. This conclusion is based solely on a review of such forms furnished to the Company in accordance with SEC regulations and on representations from its executive officers and directors.

            The Board of Directors recommends a vote FOR election of each of the nominees for directors and it is intended that proxies not voted to the contrary will be so voted.

                             EXECUTIVE COMPENSATION

            The following table sets forth all compensation paid or distributed during the years ended July 31, 1998, 1997 and 1996 by the Company for services rendered by (i) the Chief Executive Officer of IVC and (ii) the four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term Compensation
                                                                                -----------------------------
                                                   Annual Compensation            Awards
                                               ----------------------------------------------------
                                                                                Securities            All
                                                                                Underlying           Other
   Name and                                     Salary            Bonus          Options         Compensation
Principal Position               Year            ($)               ($)           (Shares)           ($) (1)
-------------------------------------------------------------------------------------------------------------
E. Joseph Edell                  1998          442,307                -               -                -
Chairman and                     1997          500,000                -               -                -
Chief Executive Officer          1996          500,000                -               -                -

Arthur S. Edell                  1998          150,384                -               -             8,378
President                        1997          170,000                -               -             9,190
                                 1996          170,000                -               -             3,640

I. Alan Hirschfeld               1998          221,153                -                             1,528
Executive Vice President         1997          250,000                -           50,000            1,528
and Chief Financial Officer      1996          250,000            50,000              -             1,028

Andrew M. Pinkowski              1998          159,230                                -               500
Vice Chairman                    1997          180,000                -               -               500
                                 1996          120,308            90,000              -                -

Duane J. Baxter                  1998          144,630            78,100           12,000           1,100
President/Hall Division          1997          120,000            81,000           10,000           1,100
                                 1996          100,000            10,873           50,036              -

(1) Represents term life insurance premiums and the value of shares granted under the 401(k) Savings Plan.

            No other annual compensation, stock appreciation rights, long-term restricted stock awards, or long-term incentive plan payouts were awarded to, earned by, or paid to the named executive officers during any of the Company's last three fiscal years.

Directors

            On September 10, 1996 and November 24, 1997, each of IVC's non-employee directors was granted, subject to approval of IVC's shareholders, an option to purchase 10,000 shares of IVC Common Stock as compensation for the services to the Company. IVC's shareholders approved these grants at the Annual Shareholder's Meeting held on April 16, 1998. The options granted on September 10, 1996 have an exercise price of $1.75 per share, and the options granted on November 24, 1997 have an exercise price of $2.34 per share. In addition, the Company's new Non-Employee Directors' Stock Option Plan provides for the grant as of September 1 of each year of an option to purchase 10,000 shares of IVC Common Stock to each of IVC's non-employee directors. The exercise price of such option is the fair market value of IVC Common Stock at the time the option is granted. The exercise price of the options granted as of September 1, 1998 was $1.50 per share.

                        OPTION GRANTS IN LAST FISCAL YEAR

                         Number of           Percent of                                                 Potential Realizable Value
                         Securities         Total Options                                               at Assumed Annual Rates of
                         Underlying          Granted to                                                Stock Price Appreciation for
                          Options           Employees in         Exercise          Expiration                  Option Term
     Name               Granted (#)         Fiscal Year           Price               Date              5% ($)              10% ($)
     ----               -----------         -----------           -----               ----              ------              -------
                                                                  ($/Sh)
                                                                  -----
Duane J. Baxter            2,000                1%                $1.969            08/01/07            $ 2,500             $ 6,300
                          10,000                6%                $2.188            04/30/08            $13,800             $34,900

                          FISCAL YEAR-END OPTION VALUES

                                 Number of Securities                  Value of Unexercised
                                Underlying Unexercised                     In-the-Money
                              Options At Fiscal Year-End           Options at Fiscal Year-End (1)
                            -------------------------------        ------------------------------
                                                                               (1)
     Name                   Exercisable       Unexercisable        Exercisable ---  Unexercisable
     ----                   -----------       -------------        -----------      -------------
Arthur S. Edell              400,000               -               $   82,000            -

I. Alan Hirschfeld            50,000               -                   -                 -

Duane J. Baxter               72,036            10,000             $    4,700            -

(1) The fair market value of the Company's Common Stock on July 31, 1998 ($1.91 per share) minus the exercise price.

            None of the named executive officers exercised options during the fiscal year ended July 31, 1998.

Employment Agreements

            The Company entered into amendments to its employment agreements with E. Joseph Edell and I. Alan Hirschfeld as of February 1, 1998. Mr. Edell's agreement now provides for a base salary of $312,500 for the period of February 1, 1998 through January 31, 1999 and $343,750 for the period of February 1, 1999 through January 31, 2000. Mr. Hirschfeld's agreement now provides for a base salary of $156,250 for the period beginning on February 1, 1998 through January 31, 1999 and $171,875 for the period beginning on February 1, 1999 through January 31, 2000. Each agreement also now provides that on each January 31 during the executive's term of employment, he shall be entitled to performance-based bonus compensation in an amount equal to the sum of (i) the executive's base salary on such January 31 multiplied by (ii) the percentage increase, if any, in the income before income taxes of the Company for the 12-month period ended on such January 31 over the income before income taxes of the Company for the 12-month period ended the prior January 31. In addition, each agreement now provides that the Company may, in its discretion, grant the executive options to purchase shares of IVC Common Stock pursuant to the Company's 1995 Stock Option Plan. The term of each agreement ends on January 31, 2000 and is automatically extended for successive one-year periods unless the Company or executive gives three months' notice that they elect that the term of employment shall not be further extended. In the event notice is given in accordance with the terms of the agreement, the executive shall receive a severance payment equal to his base annual salary, provided that no severance payment shall be required in the event that the executive retires. The Board of Directors, at its discretion, may increase the executive's base annual salary if the term is extended. In the event the Company terminates without cause the employment of either of the executives, such executive shall receive a severance payment equal to the remaining salary due under the unexpired term of his agreement, plus one year's base salary. The agreements each contain confidentiality and non-disclosure provisions.

            The Company also entered into an amendment to its employment agreement with Andrew M. Pinkowski as of February 1, 1998. Mr. Pinkowski's agreement now provides for a base salary of $112,500 for the period of February 1, 1998 through April 30, 1999. The agreement also now provides that on January 31, 1999, Mr. Pinkowski shall be entitled to performance-based bonus compensation in an amount equal to the sum of (i) his base salary on such January 31 multiplied by (ii) the percentage increase, if any, in the income before income taxes of the Company for the 12-month period ended on such January 31 over the income before income taxes of the Company for the 12-month period ended the prior January 31. In addition, the agreement now provides that the Company may, in its discretion, grant Mr. Pinkowski options to purchase shares of IVC Common Stock pursuant to the Company's 1995 Stock Option Plan. The term of the agreement ends on April 30, 1999. In the event the Company terminates his employment without cause, the Company is obligated to pay his base salary throughout the remainder of his term of employment. The agreement contains confidentiality and non-disclosure provisions. In addition, upon expiration of his term of employment, the agreement provides that he remain a consultant to the Company for a term of five years at $80,000 per annum.

            The Company entered into a severance agreement with Arthur S. Edell, effective as of June 1, 1998, in which the Company and Mr. Edell agreed that his employment with IVC, including his tenure as President, terminated. Pursuant to the agreement, Mr. Edell's resignation is considered a "retirement" under IVC's stock option plans. The agreement provides for a severance payment of $85,000 per annum for a period of three years. The agreement provides for certain medical benefits and for the reimbursement of certain expenses, and contains mutual releases and confidentiality and non-disclosure provisions.

Compensation Committee Interlocks and Insider Participation

            The members of the Compensation Committee for the fiscal year ended July 31, 1998 were Dr. Mark S. Gold, Dennis E. Groat (Chairman) and David Popofsky. There were no interlocks or insider participation as defined in the Securities and Exchange Commission's Regulation S-K.

Compensation Committee Report on Executive Compensation

            The responsibilities of the Compensation Committee include administering the Company's 1995 Stock Option Plan and fixing the compensation, including salaries and bonuses, of all officers of the Company.

      Overall Policy

            The Compensation Committee believes that the Company's officers are largely responsible for the Company's success. Based on this belief, the Compensation Committee revised its compensation program for the Company's executive officers to reduce each executive's base salary and provide for bonus compensation based on the Company's performance and for the granting of stock options in order to link a portion of executive compensation to appreciation of the Company's stock price (see "Employment Agreements"). The objectives of this strategy are to attract and retain effective and highly qualified executives, to motivate executives to achieve the goals inherent in the Company's business strategy and to link executive and shareholder interest through stock options.

      Base Salaries

            Annual base salaries for the officers are determined by evaluating the performance of the individuals and their contributions to the performance of the Company and are based on the recommendation of E. Joseph Edell as Chief Executive Officer. Financial results, as well as non-financial measures such as the magnitude of responsibility of the position, individual experience, and the Compensation Committee's knowledge of compensation practices for comparable positions at other companies are considered.

            In establishing E. Joseph Edell's annual base salary and performance-based bonus compensation under the amendment to his employment agreement, the Compensation Committee took into account the Company's achievements in fiscal 1996 and 1997, the desires of IVC's lenders, its assessment of Mr. Edell's individual performance, as well as base salaries and bonuses for chief executive officers at companies of comparable size and complexity, both public and private, known to members of the Compensation

Committee. The Compensation Committee also took into account Mr. Edell's contribution to the Company's growth and diversity and his future anticipated contributions to the Company.

      Long-Term Incentives

            Under the 1995 Stock Option Plan, stock options may be granted to executives of the Company. Stock options are designed to focus the executives' attention on stock values and to align the interests of executives with those of the shareholders. Stock options are generally granted at prices equal to the fair market value at the date of grant, or 110% of such value with respect to grants to executives who own more than 10% of the Common Stock of the Company, and are not exercisable until six months after the date of the grant. The options generally remain exercisable during employment until the tenth anniversary of the date of the grant or five years with respect to grants to executives who own more than 10% of the Common Stock. This approach provides an incentive to executives to increase shareholder value over the long term since the full benefit of the options cannot be realized unless stock price appreciation occurs over a number of years.

                             Compensation Committee

                                Dr. Mark S. Gold
                           Dennis E. Groat (Chairman)
                                 David Popofsky

                                PERFORMANCE GRAPH

      The following performance graph is a line graph comparing the yearly change in the cumulative total shareholder return on the Company's Common Stock against the cumulative return of the Nasdaq Composite Index and the S&P Health Care - Drugs Index for each of the fiscal years ended July 31, 1994 through 1998. The Company's Common Stock was initially registered under Section 12 of the Exchange Act in February 1994.

  [The following table was depicted as a line chart in the printed material.]

                                      Jul-94   Jul-95   Jul-96   Jul-97   Jul-98
                                      ------   ------   ------   ------   ------
IVC Industries, Inc.                  $   85   $   84   $   69   $   48   $   45
NASDAQ Composite Index                $   87   $  138   $  145   $  214   $  252
S&P Health Care-Drugs Index           $  107   $  174   $  228   $  380   $  540

             PROPOSAL 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION

            At the Annual Meeting, IVC shareholders will vote upon a proposal to approve an amendment to IVC's Certificate of Incorporation to provide that the Company's Board of Directors shall consist of not less than seven nor more than fifteen persons. IVC's Certificate of Incorporation presently provides for not less than two nor more than eight directors.

            The Board of Directors has proposed this amendment to allow the Company to increase the number of persons serving on the Board as may be appropriate to effectively manage the Company consistent with its size. The Company has experienced significant revenue growth, through mergers, acquisitions and otherwise, since the size of the Board was last set in the Certificate of Incorporation in 1994.

            To effect the increase in the size of the Board, the first sentence of the second paragraph of the Fifth Article of IVC's Certificate of Incorporation would be amended to read in its entirety as follows:

            "The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors consisting of not less than seven nor more than fifteen persons."

            The amendment to IVC's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of IVC Common Stock present in person or by proxy at the Annual Meeting.

            The Board of Directors recommends a vote FOR the amendment to IVC's Certificate of Incorporation and it is intended that proxies not voted to the contrary will be so voted.

                       PROPOSAL 3 - SELECTION OF AUDITORS

            The Audit Committee has recommended to the Board of Directors, and the Board of Directors selected, Amper, Politziner & Mattia P.A., independent auditors, as auditors of the Company for the fiscal year ending July 31, 1999. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to select other auditors for the fiscal year ending July 31, 1999.

            It is expected that representatives of Amper, Politziner & Mattia P.A. will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from IVC shareholders.

            The Board of Directors recommends a vote FOR ratification of the appointment of the auditors and it is intended that proxies not voted to the contrary will be so voted.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans, Guarantees and Advances

            Prior to fiscal 1994, Arthur S. Edell loaned the Company $250,000. The current loan balance is $80,000. This loan bears interest at 6% per annum and is to be repaid in weekly installments of $5,000 plus interest. The loan was obtained on terms no less favorable to the Company than could be obtained from non-related parties.

            From time to time the Company has made advances to E. Joseph Edell and I. Alan Hirschfeld. Such advances bear interest at 5% per annum. At July 31, 1998, the aggregate net advances to E. Joseph Edell and I. Alan Hirschfeld were $347,000 and $173,000, respectively. The balances due the Company at July 31, 1998 are payable by July 31, 2000.

Other Matters

            The Company routinely sells its products on arm's-length terms to Healthfair Vitamin Centers, Inc., a company wholly owned by Arthur S. Edell and his wife Ethel Edell. The Company's sales to Healthfair Vitamin Centers for the years ended July 31, 1998, 1997 and 1996 were $104,000, $169,000 and $154,000, respectively.

            The Company periodically sells its products on arm's-length terms to D.N.R. Inc., a company located in Israel. A principal shareholder of D.N.R. Inc. is the brother-in-law of the President of the Company's International Division. The Company's sales to D.N.R. Inc. for the years ended July 31, 1998, 1997 and 1996 were approximately $491,000, $313,000 and $389,000, respectively.

            The Company holds a contract receivable, due in January 2012, from Agora Holding Company ("Agora"), a partnership consisting of Andrew M. Pinkowski and certain previous shareholders of Hall in the amount of $850,000 and $878,000, as at July 31, 1998 and 1997, respectively. Interest income earned by the Company on this contract was $78,000, $80,000 and $85,000 for the years ended July 31, 1998, 1997 and 1996, respectively. The Company leases its manufacturing and administration facility in Portland, Oregon from Agora. Rent expense incurred by the Company for this property was $169,000, $163,000 and $161,000 for the years ended July 31, 1998, 1997 and 1996, respectively. The above sales and rentals were made on terms no less favorable to the Company than could be obtained from non-related parties.

MISCELLANEOUS

            Any proposal of an eligible shareholder intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting no later than September 10, 1999.

            The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

            The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. Solicitation may be made by mail, telephone, telegraph and personal interview. The Company may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy material to their principals.

            Copies of the 1998 Annual Report to Shareholders, which is the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, have previously been mailed to shareholders.

                                    By order of the Board of Directors,


                                    E. Joseph Edell
                                    Chairman of the Board and
                                    Chief Executive Officer

Freehold, New Jersey
December 14, 1998

                              IVC INDUSTRIES, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 JANUARY 7, 1999

           This Proxy Is Solicited On Behalf of the Board of Directors

      The undersigned hereby appoints E. JOSEPH EDELL and ________________, or either of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of IVC Common Stock which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders (including all adjournments thereof) of IVC INDUSTRIES, INC. ("IVC") to be held on Thursday, January 7, 1999 at 10:00 A.M. at the Sheraton Eatontown, 6 Industrial Way, Eatontown, New Jersey 07724. The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1.    ELECTION of Directors.

      |_| FOR all nominees    |_| WITHHOLD AUTHORITY to vote for all nominees

      E. Joseph Edell, Arthur S. Edell, Andrew M. Pinkowski, I. Alan Hirschfeld, Dr. Mark S. Gold, Dennis E. Groat, David Popofsky, Marc Z. Edell, Erwin Lehr.

      Shareholders may withhold authority to vote for any nominee(s) by writing the name of that nominee in the space provided below.

2.    APPROVAL of Amendment to Certificate of Incorporation.

      |_| FOR                 |_| AGAINST                 |_| ABSTAIN

3. RATIFICATION of the appointment of Amper, Politziner & Mattia, P.A., as independent auditors for the fiscal year ending July 31, 1999.

      |_| FOR                 |_| AGAINST                 |_| ABSTAIN

4. The proxy is authorized to transact such other business as may properly come before the meeting.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR items 1 and 2 and in the discretion of said proxy on any other matter which may come before the meeting or any adjournments thereof.


                                          Dated: ______________ , ________


                                          ______________________________________
                                                        Print Name

                                          ______________________________________
                                                        Signature

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

              PLEASE FILL IN, DATE, SIGN AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.